UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2005

Commission File Number 1-14036

DST Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1581814 (I.R.S. Employer Identification Number)

333 West 11th Street, Kansas City, Missouri 64105

(816) 435-1000

(Address of principal executive offices and telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

DST Systems, Inc. ("DST") has entered into an Agreement and Plan of Merger ("Merger Agreement") dated October 27, 2005, among DST, DST lock\line, Inc., a wholly-owned subsidiary of DST ("lock\line"), Asurion Corporation (“Asurion”) and Cardinal Corporation, a wholly-owned subsidiary of Asurion (“Cardinal”).

Upon the terms and conditions set forth in the Merger Agreement, Cardinal will merge with and into lock\line, and lock\line will survive the merger as Asurion’s wholly-owned subsidiary.

Pursuant to the Agreement, DST will receive approximately 35% of the shares of Asurion in exchange for all of the shares of lock\line (the "Transaction"). The Transaction is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

A copy of the Merger Agreement is filed as Exhibit 10.1 to this Form 8-K. No material relationship exists between DST and Asurion or Cardinal.

In addition to customary closing conditions, certain regulatory approvals are necessary prior to consummation of the Transaction. The Transaction is not subject to the approval of the shareholders of DST or Asurion.

The foregoing description of the Transaction and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Transaction is the subject of a press release dated October 27, 2005, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Document
10.1 99.1	Agreement and Plan of Merger dated October 27, 2005, among DST, lock\line, Asurion and Cardinal. Press release dated October 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of October, 2005.

DST SYSTEMS, INC.

/s/ Kenneth V. Hager
Kenneth V. Hager
Vice President, Chief Financial Officer, Treasurer